As filed with the Securities and Exchange Commission on July 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Broadway Street, Suite 3350 New York, New York	10271
(Address of principal executive offices)	(Zip Code)

2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Dennis P. Byrnes, Esq.

Executive Vice President, General Counsel and Secretary

ACI Worldwide, Inc.

6060 Coventry Drive

Elkhorn, Nebraska 68022

(402) 778-2183

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Jeffery R. Schaffart, Esq.

Koley Jessen P.C., L.L.O.

1125 South 103rd Street, Suite 800

Omaha, Nebraska 68124

(402) 390-9500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.005 per share	2,750,000	$45.29	$124,547,500	$14,273.14

(1)	This Registration Statement covers 2,750,000 additional shares of Common Stock, par value $.005 per share, of ACI Worldwide, Inc. (“Registrant”) available for awards under the Registrant’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”).
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on July 6, 2012, of $45.75 and $44.83, respectively, as reported on The NASDAQ Global Select Stock Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement 333-123263 on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 11, 2005 and Registration Statement 333-146794 on Form S-8 filed with the Commission on October 18, 2007 are incorporated herein by reference.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2007)

3.2	Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.02 to the registrant’s current report on Form 8-K filed December 18, 2008)

4.1	2005 Equity and Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 19, 2012)

5.1*	Opinion of Koley Jessen, P.C., L.L.O. (as to the validity of the securities being registered)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Koley Jessen, P.C., L.L.O. (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of the Registration Statement)

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhorn, State of Nebraska, on July 9, 2012.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of ACI Worldwide, Inc., hereby severally and individually constitute and appoint Dennis P. Byrnes and Theodore F. Rodriquez and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Philip G. Heasley Philip G. Heasley	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2012

/s/ Scott W. Behrens Scott W. Behrens	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2012

/s/ Harlan F. Seymour Harlan F. Seymour	Chairman of the Board of Directors and Director	June 14, 2012

/s/ John D. Curtis John D. Curtis	Director	June 14, 2012

/s/ James C. McGroddy James C. McGroddy	Director	June 14, 2012

/s/ John M. Shay, Jr. John M. Shay, Jr.	Director	June 14, 2012

/s/ John E. Stokely John E. Stokely	Director	June 14, 2012

/s/ Jan H. Suwinski Jan H. Suwinski	Director	June 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2007)

3.2	Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.02 to the registrant’s current report on Form 8-K filed December 18, 2008)

4.1	2005 Equity and Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 19, 2012)

5.1*	Opinion of Koley Jessen, P.C., L.L.O. (as to the validity of the securities being registered)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Koley Jessen, P.C., L.L.O. (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of the Registration Statement)

*	filed herewith